UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:

	(7)	Form, Schedule or Registration Statement No.:

	(8)	Filing Party:

	(9)	Date Filed:

This filing consists of the following documents distributed by Pharmaceutical Product Development, Inc. on October 3, 2011:

•	Employee Announcement

•	Client Letter

•	FAQs for Employees

Forward-Looking Statements

Certain statements in this Schedule 14A contain forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this Schedule 14A are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Schedule 14A beyond the published date.

Employee Announcement

Email from: corporate communications

Distribution: all users/employees

Subject: PPD to be acquired by The Carlyle Group and Hellman & Friedman

Message from Executive Chairman Fred Eshelman

I am writing to share some important news that we announced today.

PPD has entered into a definitive agreement to be acquired by The Carlyle Group and Hellman & Friedman, following a careful evaluation of this transaction and alternatives.

This transaction provides an attractive return for our shareholders, especially at a time of significant market volatility and investor uncertainty. It also provides PPD with the opportunity to pursue its long-term business strategy as a private company under the ownership of two leading global investment firms and a solid platform for continued growth for our employees and clients.

The Carlyle Group is one of the world’s largest and most diversified alternative asset management firms. Hellman & Friedman is one the most experienced and successful investment organizations in the private equity industry.

Both firms have demonstrated expertise in the health care sector and are very familiar with PPD and our market. They understand the considerable business opportunities that exist in the CRO sector, view our company as the leader in our industry and are committed to bringing sustained growth and lasting benefits to our employees, clients and other stakeholders. They are committed to helping PPD pursue its mission of helping our clients and partners maximize returns on their R&D investments through exceptional customer-aligned service and constant innovation.

This transaction and the value we are delivering to our shareholders are the result of years of hard work, dedication and a commitment to excellence by PPD employees around the globe. I am very proud of what we have accomplished together and extend my and the PPD Board of Director’s sincere appreciation to all of you for your efforts.

Nothing will change in our day-to-day operations as a result of this transaction. Our management team is working closely together to ensure the company remains focused on our current objectives and strategy. We believe the experience and leadership skills of our senior management team, including CEO Ray Hill, and all of our employees will add great value as we navigate through this transition,

Pending PPD shareholder approval, we expect this transaction to close in the fourth quarter of 2011. As we progress toward the closing, I encourage you to continue doing what brought us here – and that is serving our clients and executing on the important research programs they have entrusted to us.

I encourage you to read our news release and frequently-asked-questions document on our intranet. We are in the early stages of the transaction, and as we move forward, we will make every effort to keep you informed.

Sincerely,

Fred

Additional Information and Where to Find It

In connection with the proposed merger, PPD will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PPD. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s stockholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

This news release contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this news release are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this news release beyond the published date, or for changes made to this news release by wire services or Internet service providers.

Letter from Fred to Clients

Email from: BD REP

Distribution: SELECT CLIENTS

Subject: PPD to be acquired by The Carlyle Group and Hellman & Friedman

Dear XXXX,

I am writing to personally share some important news with you about PPD.

We announced today that PPD has entered into a definitive agreement to be acquired by The Carlyle Group and Hellman & Friedman, following a careful evaluation by our board of directors of this transaction and alternatives. For your convenience, here is our news release for more details.

This transaction provides PPD with the opportunity to pursue its long-term business strategy as a private company under the ownership of two world class global investment firms.

The Carlyle Group is one of the world’s largest and most diversified alternative asset management firms. Hellman & Friedman is one the most experienced and successful investment organizations in the private equity industry.

Both firms have demonstrated expertise in the health care sector and are very familiar with PPD and our market. They view our company as the leader in our industry and are committed to bringing sustained growth and lasting benefits to our clients, employees and other stakeholders.

The transaction has not yet closed. The closing of the transaction is subject to closing conditions customary for transactions of this nature, including the approval of our shareholders and regulatory approvals. We anticipate a closing sometime in the fourth quarter.

Nothing will change in our day-to-day operations as a result of this transaction. Our management team remains completely focused on our current strategy and objectives to meet our clients’ needs.

I want to emphasize that all of us at PPD, including your specific study personnel, remain dedicated to performing for you and delivering the quality and service that you expect and deserve. We appreciate your trust in us and will not let you down during the transaction process.

Please do not hesitate to call. We will do our best to answer your questions and be as transparent as possible.

Sincerely,

Fred Eshelman

Executive Chairman

Additional Information and Where to Find It

In connection with the proposed merger, PPD will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PPD. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s stockholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

This news release contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this news release are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this news release beyond the published date, or for changes made to this news release by wire services or Internet service providers.

FAQs for PPD employees: intent is for this to be posted on PPD intranet

This document has been prepared to answer anticipated questions from employees.

This document is for internal reference only and may not be distributed under any circumstances.

PPD to be acquired by The Carlyle Group and Hellman & Friedman

Summary

We announced on October 3rd that PPD has entered into a definitive agreement to be acquired by The Carlyle Group and Hellman & Friedman, two leading global investment firms, in an all-cash transaction valued at $3.9 billion, after which PPD will be a private company.

The decision to enter into this agreement was made by PPD’s board of directors following a careful evaluation of this transaction and alternatives. This transaction provides an attractive return for our shareholders, especially in a time of significant market volatility and investor uncertainty. It also provides PPD with the opportunity to pursue its long-term strategy as a private company under the ownership of two world class investment firms, and provides a solid platform for continued growth that will be to the benefit of our employees, clients and other stakeholders.

This transaction is an acknowledgement of the value of our services, strong financial record, and the talent and dedication of our people across the globe, all essential to the ongoing success of our company.

General Questions

—	Who are The Carlyle Group and Hellman & Friedman?

The Carlyle Group is one of the world’s largest and most diversified alternative asset management firms. Hellman & Friedman is one of the most experienced and successful investment organizations in the private equity industry. Both firms have demonstrated expertise in the healthcare sector and are very familiar with PPD and our market.

More detail on each company:

The Carlyle Group is a global alternative asset manager operating across four segments – corporate private equity, real assets, global market strategies and fund of funds solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America focusing on aerospace, defense & government services; consumer & retail; energy; financial services; healthcare; industrial; technology & business services; telecommunications & media; and transportation. The Carlyle Group employs more than 1,100 people in 22 countries. More information is available at www.carlyle.com.

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, managed over $25 billion of committed capital. The firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including healthcare, business & marketing services, software, financial services, internet & digital media, insurance, media, and energy & industrials. For more information on Hellman & Friedman, visit www.hf.com

—	Why do The Carlyle Group and Hellman & Friedman want to acquire PPD?

The Carlyle Group and Hellman & Friedman see and appreciate the value in PPD and its leadership position in the CRO industry; the expertise, talent and dedication of our employees; the scope of our geographic reach; the depth of our experience and expertise across therapeutic areas; and our solid history of outstanding financial and operating performance.

—	Why is PPD entering into this transaction?

After a thorough evaluation of various alternatives, the PPD board concluded that this transaction would deliver attractive returns for our shareholders in a challenging investment environment and is in the best interests of the shareholders, the Company and our other stakeholders. The transaction brings together PPD’s drug discovery and development expertise, client relationships and global reach with two seasoned investment firms with deep expertise in global markets and a proven track record in health care sector investments

—	How does this transaction affect PPD’s business?

Nothing will change in our day-to-day operations. Our management team is working closely together to ensure the company remains completely focused on our commitment to quality to help clients and partners accelerate the delivery of safe and effective therapeutics and maximize the returns on their R&D investments.

—	What changes will come as a result of this transaction?

Following completion of the transaction, PPD will be owned privately by The Carlyle Group and Hellman & Freidman. As such, PPD will no longer be a publicly traded company.

For our employees, it will be business as usual in delivering on the research programs that our clients have entrusted to us. Under the ownership of The Carlyle Group and Hellman & Friedman, we will continue to provide the highest quality drug discovery and development services in the CRO industry. We also expect, as a private company, to have increased flexibility to pursue our long-term strategic goals.

—	What happens next? When will the transaction close?

The transaction has not yet closed. The closing of the transaction is subject to certain closing conditions, including the approval of our shareholders, regulatory approvals and other customary closing conditions.

Under the terms of the merger agreement, PPD may solicit acquisition proposals from third parties for a period of 30 calendar days from the date of the merger agreement and may at any time respond to unsolicited proposals that the board determines are reasonably likely to result in a superior proposal. The merger agreement provides Carlyle and Hellman & Friedman a customary right to match a superior proposal.

If there is no superior proposal and our shareholders approve the merger, we would expect the transaction to close in the fourth quarter.

—	What do you want me to do differently between now and when the transaction closes?

We understand this is a significant event in the life of our company that will naturally raise many questions and potential concerns. We hope our news release, employee announcement and these FAQs have answered your questions. If not, please feel free to raise your questions and concerns to your supervisor, and we will do our best to respond.

While the announcement of this transaction can be distracting, it is critical that we continue to be focused on executing the company’s day-to-day business as well as our longer term plans and strategy. Most importantly, we must continue to execute for our clients and conduct the important research programs they have entrusted to us.

Individually, you should stay focused on meeting the performance objectives agreed upon at the outset of the year with your line manager and serving our clients to the best of your ability.

Benefits

—	Will there be changes to my health, welfare and retirement benefits?

No changes are expected this year or next year as a result of this transaction.

—	Where can I get information related to PPD shares, restricted units and stock options?

In connection with the proposed merger, PPD will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (SEC). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PPD. PPD’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. PPD’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by going to the investors section of our corporate website at www.ppdi.com.

—	Does this transaction affect Furiex shares or stock options?

No, Furiex is a separate company, and this transaction does not affect Furiex shares or stock options.

Communications

—	When will this announcement be made to the public, our customers and the media?

The announcement was made public on October 3rd in a news release.

We will be communicating with our clients to assure them that we do not currently anticipate any changes in the day-to-day operations of the business. It is important that clients know we remain laser-focused on meeting our business objectives, and that we are absolutely dedicated to performing for them and executing the important research programs they have entrusted to us.

—	Am I free to discuss the transaction? How should I respond if a customer, supplier or individual asks about the transaction?

It is important that we speak with one voice on this matter. If you are asked these questions, please respond as follows:

PPD’s business will continue to be about serving our clients. Our day-to-day operations remain unchanged, and we remain committed to our clients’ research programs.

It would be best to limit comments to this point and, per our media policy, be sure to refer any external inquiries from the media, analysts, investors or other members of the financial community to the appropriate PPD representatives:

Media: Elizabeth Kuronen - VP, Strategic Communications & Global Marketing - Elizabeth.Kuronen@ppdi.com

Analysts/Investors: Luke Heagle - ED, Investor Relations – Luke.Heagle@ppdi.com

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Additional Information and Where to Find It

In connection with the proposed merger, PPD will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of PPD. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s stockholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

This news release contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this news release are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this news release beyond the published date, or for changes made to this news release by wire services or Internet service providers.